SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒
Filed by a Party other than the Registrant    ☐

Check the appropriate box:
☐ Preliminary Proxy Statement ☐ Confidential, For Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

DANKA BUSINESS SYSTEMS PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

DANKA BUSINESS SYSTEMS PLC
Masters House, 107 Hammersmith Road
London W14 0QH England
(Registered in England No. 1101386)

March 12, 2002

To holders of ordinary shares, convertible participating shares and American depositary shares of Danka Business Systems PLC and, for informational purposes only, holders of options to acquire ordinary shares and holders of options to acquire American depositary shares.

Dear Fellow Shareholder:

You are cordially invited to attend an extraordinary general meeting. The meeting will be held on Thursday, March 28, 2002 at 11 a.m. (London time) at the Meridian Grosvenor House, 86-90 Park Lane, London W1K 7TN England. The notice of extraordinary general meeting and the proxy statement on the following pages describe the formal business of the meeting, which consists of a resolution proposing the approval of a new employee share purchase plan, the Danka Section 423 Employee Stock Purchase Plan.

Your directors believe that approval of the Danka Section 423 Employee Stock Purchase Plan is in the best interests of Danka and its shareholders as a whole. Accordingly, your directors unanimously recommend that you vote in favor of the resolution.

It is important that holders of our ordinary shares and our convertible participating shares be represented at the extraordinary general meeting. We ask that ordinary shareholders promptly sign, date and return the enclosed white proxy card to arrive at our registrars, Computershare Investor Services PLC, not later than 11 a.m. (London time) on March 26, 2002, even if you plan to attend the meeting. Convertible participating shareholders should promptly sign, date and return the enclosed pink proxy card not later than 11 a.m. (London time) on March 26, 2002 to our registered office at the address set out above, even if you plan to attend the meeting. Returning your proxy card will not prevent you from voting your shares in person at the meeting if you are present and choose to do so.

Ordinary shares represented by American depositary shares will be voted by The Bank of New York as depositary for our American depositary shares pursuant to instructions received from holders of American depositary shares. If you hold American depositary shares, we ask that you promptly sign, date and return the voting instructional form in the enclosed envelope provided by the depositary, and otherwise follow the special voting instructions provided by the depositary. The voting instructional form must be returned to the depositary not later than 5:00 p.m. (Eastern time) on March 21, 2002. If you hold American depositary shares, you cannot vote them at the meeting, nor may you grant a proxy to vote your shares other than by completing and returning the voting instructional form provided in your proxy materials.

Sin	cerely,

P.	Lang Lowrey III
Chairman and Chief Executive Officer

This proxy statement, accompanying proxy cards and voting instructional forms are being distributed on or about March 12, 2002.

DANKA BUSINESS SYSTEMS PLC
(Registered in England No. 1101386)

NOTICE OF EXTRAORDINARY GENERAL MEETING
THURSDAY, MARCH 28, 2002

Notice is hereby given that an extraordinary general meeting (the “Meeting”) of Danka Business Systems PLC (the “Company”) will be held at the Meridian Grosvenor House, 86-90 Park Lane, London W1K 7TN England on Thursday, March 28, 2002 at 11 a.m. (London time) for the purpose of considering and, if thought fit, approving the following resolution, which will be proposed as an ordinary resolution:

ORDINARY RESOLUTION

THAT:

(a)  the Danka Section 423 Employee Stock Purchase Plan (the “Purchase Plan”) for certain employees of the Company and its subsidiaries, materially in such form as described in the Company Proxy Statement for the extraordinary general meeting, and in such final form as provided by the Chairman to the meeting be and is hereby approved and the Board of Directors be and is hereby authorized to do all such acts and things as may be necessary to carry the same into effect; and

(b)  the Board of Directors be and is hereby authorized to establish further incentive plans based on the Purchase Plan but modified to take account of local tax, exchange control or securities laws, provided that any awards made under such further plans are treated as counting against any limits on individual or overall plan participation under the Purchase Plan.

By	order of the Board of Directors

Pau	l G. Dumond
Secretary

Registered office:
Masters House
107 Hammersmith Road
London W14 0QH
Dated:  March 12, 2002

Notes:
1.
Holders of ordinary shares and convertible participating shares of the Company and their duly appointed representatives are entitled to attend and vote at the meeting. Holders of ordinary shares and convertible participating shares of the Company are entitled to appoint one or more proxies to attend and, on a poll, to vote in their stead. A proxy need not be a member of the Company.

2.
A white form of proxy for use by ordinary shareholders is enclosed which, to be effective, must be completed and delivered together with the original power of attorney or authority, if any, under which it is signed (or as a notarially certified copy thereof), to Computershare Investor Services PLC, P.O. Box 1075, Bristol BS99 3FA England, so as to arrive not later than 48 hours before the time the meeting is to be held.

3.
A pink form of proxy for use by holders of convertible participating shares is being circulated to those holders. To be effective such form of proxy must be completed and delivered together with the original power of attorney or authority, if any, under which it is signed (or a notarially certified copy thereof), to the Company’s registered office, Masters House, 107 Hammersmith Road, London W14 0QH England so as to arrive not later than 48 hours before the time the meeting is to be held.

4.
Pursuant to regulation 34 of the Uncertified Securities Regulations 1995, the Company has specified that, to be entitled to attend and vote at the meeting (and for the purpose of determining the number of votes they may cast) members must be entered on the Company’s register of members at 11 a.m. (London time) on March 26, 2002. Changes to entries on the relevant register of securities after 11 a.m. on March 26, 2002 will be disregarded in determining the rights of any person to attend or vote at the meeting.

5.
A copy of the Danka Section 423 Employee Stock Purchase Plan is available for inspection at the registered office of the Company during normal working hours until the close of the meeting and will be available for inspection at the place of the meeting during the meeting and for at least fifteen (15) minutes prior to the meeting. A copy of the Danka Section 423 Employee Stock Purchase Plan is also available for inspection at the offices of Altheimer & Gray, 7 Bishopsgate, London, EC2N 3AR during normal working hours until the close of the meeting.

THIS PROXY STATEMENT IS FOR HOLDERS OF ORDINARY SHARES, CONVERTIBLE PARTICIPATING SHARES, HOLDERS OF AMERICAN DEPOSITARY SHARES REPRESENTED BY AMERICAN DEPOSITARY RECEIPTS, AND, FOR INFORMATIONAL PURPOSES ONLY, HOLDERS OF OPTIONS TO ACQUIRE ORDINARY SHARES OR AMERICAN DEPOSITARY SHARES OF DANKA BUSINESS SYSTEMS PLC. THE PROXY STATEMENT CONTAINS INFORMATION REQUIRED UNDER REGULATION 14A UNDER THE SECURITIES EXCHANGE ACT OF 1934 OF THE UNITED STATES.

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU HAVE ANY DOUBT AS TO THE ACTION YOU SHOULD TAKE, YOU SHOULD IMMEDIATELY CONSULT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR/ATTORNEY, ACCOUNTANT OR OTHER PROFESSIONAL ADVISER AUTHORIZED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 OF THE UNITED KINGDOM OR ANOTHER APPROPRIATELY AUTHORIZED INDEPENDENT FINANCIAL ADVISOR IF YOU ARE NOT RESIDENT IN THE UNITED KINGDOM.

IF YOU HAVE SOLD OR OTHERWISE TRANSFERRED YOUR ORDINARY SHARES, CONVERTIBLE PARTICIPATING SHARES OR AMERICAN DEPOSITARY SHARES, PLEASE SEND THIS DOCUMENT TOGETHER WITH THE ACCOMPANYING FORM OF PROXY TO THE PURCHASER OR TRANSFEREE OR TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED FOR TRANSMISSION TO THE PURCHASER OR TRANSFEREE.

DANKA BUSINESS SYSTEMS PLC
Masters House, 107 Hammersmith Road
London W14 0QH England
(Registered in England No. 1101386)

PROXY STATEMENT

INTRODUCTION

General

This proxy statement is furnished by the board of directors of Danka Business Systems PLC in connection with the solicitation of specific voting instructions from holders of Danka’s American depositary shares and proxies from Danka’s ordinary shareholders and convertible participating shareholders for voting at an extraordinary general meeting which will be held at 11 a.m. (London time) on March 28, 2002 at the Meridian Grosvenor House, 86-90 Park Lane, London W1K 7TN England, and at any adjournment of that meeting. The date on which this proxy statement and related materials is being first distributed to shareholders is on or about March 12, 2002.

As of March 1, 2002, 248,084,622 ordinary shares of 1.25 pence each of Danka were issued and outstanding, of which approximately eighty-seven precent (87%) were held in the form of American depositary shares. Each American depositary share represents four ordinary shares. As of March 1, 2002, 250,644 6.50% senior convertible participating shares of $1.00 each were issued and outstanding. Each convertible participating shareholder is entitled to receive notice and attend shareholder meetings as if such person were an ordinary shareholder and is entitled to vote on all matters at such meetings on which ordinary shareholders are entitled to vote. The terms on which convertible participating shareholders vote at shareholder meetings are described below (see section headed “Voting Instructions/Ordinary Shareholders and Convertible Participating Shareholders”).

The cost of soliciting proxies and voting instructions will be borne by Danka. In addition to the use of the mails, proxies and voting instructions may be solicited personally or by telephone by our employees. We do not expect to pay any compensation for the solicitation of proxies or voting instructions, but may reimburse brokers, The Bank of New York, the depositary of our American depositary share program, and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy materials to their principals and obtaining their proxies and/or voting instructions.

In this proxy statement, references to “Danka”, “us”, “we” and “our” are to Danka Business Systems PLC, or to Danka Business Systems PLC and its directly and indirectly owned subsidiaries, as the context requires. References to “shareholders” are to holders of ordinary shares, holders of convertible participating shares and holders of American depositary shares. References to “pounds,” “pence” or “£” are to United Kingdom currency, and references to “U.S. dollars”, “dollars” or “$” are to United States currency. Amounts that have been paid in currency of the United States are generally denominated herein in United States currency, and amounts that have been paid in currency of the United Kingdom are generally denominated herein in United Kingdom currency. Merely for convenience of the reader, the pound equivalent of the dollar at the noon buying rate on March 1, 2002 was £1.00 = $1.419. The noon buying rate is the exchange rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York.

We are a public limited company organized under the laws of England and Wales. Our registered office is located at Masters House, 107 Hammersmith Road, London W14 0QH, England and our telephone number is 011-44-20-7603-1515. The headquarters of our United States operations are located at 11201 Danka Circle North, St. Petersburg, Florida 33716 and our telephone number is 1-727-576-6003.

Voting Instructions/Ordinary Shareholders and Convertible Participating Shareholders

Ordinary shareholders and convertible participating shareholders who are entitled to attend and vote at the extraordinary general meeting may appoint a proxy to attend and, on a poll of such holders, to vote in their place. A proxy does not have to be an ordinary shareholder or a convertible participating shareholder.

Each ordinary shareholder and each convertible participating shareholder who is entitled to vote and who is present in person will have one (1) vote on a show of hands.

On each vote that is taken on a poll, each ordinary shareholder who is entitled to vote and who is present in person or by a proxy will have one (1) vote for each ordinary share owned.

On each vote that is taken on a poll, each convertible participating shareholder who is entitled to vote and who is present in person or by a proxy is entitled to exercise so many votes for each convertible participating share owned as equals the number of ordinary shares into which the convertible participating share is convertible on the record date set for determining the persons entitled to vote at the extraordinary general meeting (which is March 26, 2002). The convertible participating shares are convertible into ordinary shares at a rate per convertible participating share calculated by dividing the liquidation return for the convertible participating shares, which is $1,000 per convertible participating share plus accumulated and unpaid dividends from the last convertible participating share dividend payment date, by a conversion price of $3.11 per convertible participating share. The convertible participating share dividend accumulates on a daily basis; therefore, the conversion rate increases fractionally on a daily basis until the next convertible participating share dividend is paid. As of February 15, 2002, the latest convertible participating share dividend date, the conversion rate was 321.543 ordinary shares per convertible participating share. The liquidation return is subject to increase in some circumstances if Danka is in default of its payment obligations under the convertible participating shares, and the conversion price is subject to increase in some circumstances to protect convertible participating shareholders against dilution. Assuming that no event occurs between the date of this document and the record date for the meeting that will cause an adjustment of the liquidation return or the conversion price (and we do not anticipate any such event), on March 26, 2002, the record date for determining the persons entitled to vote at the extraordinary general meeting, the conversion rate will be 323.808 ordinary shares per convertible participating share.

An ordinary resolution requires the affirmative vote of a majority of the votes cast at the extraordinary general meeting.

A white form of proxy is enclosed for ordinary shareholders. To be effective, forms of proxy in respect of ordinary shares must be deposited with our registrars, Computershare Investor Services PLC, P.O. Box 1075, Bristol BS99 3FA England, at least forty-eight (48) hours before the time appointed for the holding of the extraordinary general meeting.

A pink form of proxy is enclosed for convertible participating shareholders. To be effective, forms of proxy in respect of convertible participating shares must be deposited at our registered office, Masters House,  107 Hammersmith Road, London W14 0QH England, at least forty-eight (48) hours before the time appointed for the holding of the extraordinary general meeting.

If proxies are signed and returned without voting instructions or (unless otherwise instructed) if matters other than those set out in this document are properly brought before the extraordinary general meeting (including by means of amendment to any resolution), the ordinary shares or convertible participating shares represented by the proxies will be voted as the proxy deems fit. Abstentions and “broker non-votes” are counted only for purposes of determining the presence of a quorum at the meeting. A “broker non-vote” is a vote that a broker holding shares of record for its customers (i.e. in a “street name”) is not permitted to cast under applicable regulations because the broker has not received clear voting instructions from its customer. Ordinary shares or convertible participating shares that are not voted by ordinary shareholders or convertible participating shareholders or brokers entitled to vote them, due to abstention or failure to cast a ballot in person or by returning a signed proxy, will not be considered in the final tabulation.

Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by submitting a later-dated proxy or by delivering a signed revocation in no specifically required form to Computershare Investor Services PLC, for ordinary shareholders, and to us, for holders of convertible participating shares, at least 48 hours before the extraordinary general meeting, or by attending the meeting in person and casting a vote on a poll.

Voting Instructions/Holders of American Depositary Shares

Holders of American depositary shares should complete and return the voting instructional form provided to them in their proxy materials by the depositary in accordance with the terms provided thereon not later than  5:00 p.m. (Eastern time) on March 21, 2002. The close of business on March 1, 2002, has been fixed as the record date for the determination of the holders of American depositary shares entitled to provide voting instructions to the depositary. If you hold American depositary shares, you cannot vote the ordinary shares represented by your American depositary shares at the extraordinary general meeting or grant proxies to vote your shares other than through instructions to the depositary. Ordinary shares represented by American depositary shares will be voted at the meeting by the depositary pursuant to the voting instructional forms received from holders of American depositary shares. Our depositary agreement with the depositary gives us the right to instruct the depositary to give a discretionary proxy to a person designated by us to vote all ordinary shares represented by holders of American depositary shares that have failed to file timely their voting instructional forms with the depositary.

You may revoke your voting instructions to the depositary at any time before 5:00 p.m. (Eastern time) on March 21, 2002 by delivering a notice in writing to the depositary or granting a later-dated signed voting instruction form. You cannot cancel your voting instructions to the depositary by attending the extraordinary general meeting or by granting a proxy to vote at the meeting for you.

For purposes of the remainder of this document, the term “vote” means either a vote by an ordinary shareholder or a convertible participating shareholder or instructions to the depositary by a holder of American depositary shares, unless the context requires otherwise.

Quorum

A quorum is necessary to hold a valid shareholder meeting. A quorum comprises at least three holders of record of ordinary shares and/or convertible participating shareholders present in person or by proxy at the meeting.

RESOLUTION

Approval of the Danka Section 423 Employee Stock Purchase Plan

The Danka Section 423 Employee Stock Purchase Plan (the “Purchase Plan”) is an employee benefit plan pursuant to which employees of our principal United States operating subsidiary, Danka Office Imaging Company, may purchase Danka’s American depositary shares or ordinary shares at a discount to market value on a tax-advantageous basis. Each American depositary share represents four ordinary shares. The American depositary shares or ordinary shares purchased under the Purchase Plan may consist of newly issued shares or existing shares that have been acquired for use under the Purchase Plan.

Shareholder approval of the Purchase Plan is required by the United Kingdom Listing Authority’s Listing Rules and in order that grants under the Purchase Plan may satisfy the shareholder approval criteria for employee stock purchase plans under Section 423(b) of the United States Internal Revenue Code (the “Code”).

Up to 8,000,000 ordinary shares, or 2,000,000 American depositary shares, may be acquired by eligible employees under the Purchase Plan, which is equivalent to approximately 3.2% of our issued ordinary share capital as of March 1, 2002. This limitation is an aggregate limitation which includes both existing American depositary shares and ordinary shares to be purchased for use under the Purchase Plan and new American depositary shares and ordinary shares to be issued for use under the Purchase Plan. We anticipate that a mix of new and existing American depositary shares and ordinary shares will be utilized under the Purchase Plan and that most securities acquired pursuant to the Purchase Plan will be in the form of American depositary shares. In order that new American depositary shares may be issued, we must also issue the ordinary shares represented by the new American depositary shares.

As of March 1, 2002, the latest practicable date prior to publication of this proxy statement, the closing price of our American depositary shares on the Nasdaq SmallCap Market was $2.05 (equivalent to approximately $0.51 per ordinary share) and the closing price of our ordinary shares on the London Stock Exchange was 36.25 pence.

We have an existing employee stock purchase plan under which our shares may be acquired by employees for their market value, but not at a discount. The existing plan will continue to operate following introduction of the Purchase Plan.

The following description of the Purchase Plan is qualified in its entirety by reference to the full text of the Purchase Plan, which is available for inspection at our registered office and will be available for inspection at the extraordinary general meeting.

Purpose of the Purchase Plan

The purpose of the Purchase Plan is to provide our United States employees an opportunity to purchase Danka’s American depositary shares or ordinary shares at a discount to market value through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for our employees to exert maximum efforts for the success of Danka.

Administration

The Purchase Plan will be administered by the human resources committee of our board of directors, which consists wholly of non-employee directors who qualify as “non-employee” directors as defined pursuant to regulations under the United States Securities Exchange Act of 1934. The human resources committee will have the final power to construe and interpret the Purchase Plan and the rights granted under it. The human resources committee has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase American depositary shares or ordinary shares will be granted under the Purchase Plan and to determine the provisions of each offering of such rights (which need not be identical). In addition, the human resources committee may decide to extend participation in the Purchase Plan to employees of Danka companies other than Danka Office Imaging Company.

Offering periods

The Purchase Plan will be implemented through a series of offering periods commencing on April 1, 2002. Each offering period will be for a period of three calendar months, unless our human resources committee determines otherwise. No offering period may exceed twenty-seven months.

Eligibility

All persons who are employees of Danka Office Imaging Company on the first day of an enrollment period preceding an offering period will be eligible to participate in the Purchase Plan for that offering period, except as follows:

•
No employee will be eligible to participate in the Purchase Plan if he or she is a “highly compensated employee” for purposes of the Code, meaning for 2002 that his or her compensation for the preceding calendar year exceeded $85,000.

•
No employee will be eligible to participate in the Purchase Plan if, when added to the maximum number of shares that the employee may purchase under the Purchase Plan and under any outstanding share options or other rights, the employee would own, directly or indirectly, shares possessing 5% or more of the total combined voting power or value of all classes of stock of Danka Business Systems PLC or of any parent or subsidiary of Danka Business Systems PLC.

•	None of our directors or executive officers will be eligible to participate in the Purchase Plan.

As of December 31, 2001, approximately 4,470 or 92.7% of Danka Office Imaging Company’s employees met the eligibility requirements of the Purchase Plan.

Terms of participation and limitations

Eligible employees may authorize payroll deductions of up to $250 per offering period and purchase up to 250 American depositary shares or 1,000 ordinary shares per offering period under the Purchase Plan. Purchases under the Purchase Plan are limited to an annual maximum of 1,000 American depositary shares or 4,000 ordinary shares per eligible employee. These limitations may be adjusted by our human resources committee.

No employee will be granted rights that would permit the employee to buy more than $25,000 of American depositary shares or ordinary shares, determined at the fair market value of the American depositary shares or ordinary shares at the time of grant of the rights, under all of our employee stock purchase plans in any calendar year.

Payroll deductions that cannot be used to purchase American depositary shares or ordinary shares will be carried over to the next offering period, or in some cases, returned to the employee.

Purchase price

The purchase price per share at which an eligible employee may purchase American depositary shares or ordinary shares during an offering period under the Purchase Plan will be the lower of:

(a)  85% of the fair market value of the American depositary shares or ordinary shares on the date of commencement of the offering period, or

(b)  85% of the fair market value of the American depositary shares or ordinary shares on the purchase date of the American depositary share or ordinary share.

The fair market value of the American depositary shares will be the average of the high and low reported sales prices for the shares on the Nasdaq SmallCap Market on the date in question, or if not a trading day, the immediately preceding trading day. The fair market value of the ordinary shares will be the middle market quotation for the ordinary shares appearing in the London Stock Exchange Daily Official List on the date in question, or if not quoted on such date, the immediately preceding day for which a quotation is available.

Participants in the Purchase Plan will not be required to make any other contributions to Danka in respect of their participation in the Purchase Plan other than payment of the purchase price for the American depositary shares or ordinary shares to be acquired.

Purchases of American depositary shares or ordinary shares under the Purchase Plan will be made on the last day of the relevant offering period, or the earliest date after the end of the offering period as is administratively feasible, or on such other date or dates set forth by the administrator of the Purchase Plan.

Holding periods

Participants in the Purchase Plan will be required to hold the American depositary shares or ordinary shares that they purchase for a period of six months following the purchase. The holding period does not apply in the event of death, disability or retirement of the participant. The duration of the holding period may be modified by the human resources committee and may be waived by the human resources committee in individual cases.

Duration, amendment and termination

Our human resources committee may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the Purchase Plan will terminate in April 2012 or when the total number of American depositary shares and ordinary shares offered under the Purchase Plan have been purchased.

Our human resources committee may amend the Purchase Plan in any manner and at any time, subject to the following exceptions. Prior approval by ordinary resolution of our shareholders in a general meeting will be required for any amendment that increases the number of the shares that are the subject of the Purchase Plan or which is to the advantage of participants in the Purchase Plan, except for minor alterations to benefit the administration of the Purchase Plan or to obtain or maintain favorable tax, exchange control or regulatory treatment of participants or any member of the Danka group. In addition, no amendment may be made to the terms of the Purchase Plan which may cause the rights to be granted under the Purchase Plan to fail to meet the requirements of Section 423 of the Code.

Effect of certain corporate events

In the event of a dissolution, liquidation or specified type of merger of Danka, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event.

Other provisions of the Purchase Plan

•	Participants will be entitled to withdraw from participation in the Purchase Plan at any time.

•	Rights under the Purchase Plan will not be transferable except by will or the laws of descent and distribution.

•
Rights granted under the Purchase Plan terminate immediately upon cessation of a participant’s employment for any reason, and Danka will return all of the participant’s accumulated payroll deductions that have not been used to acquire American depositary shares or ordinary shares.

•
Rights under the Purchase Plan will be subject to adjustments that may be made to take account of a merger, reorganization, stock dividend, stock split or other similar change affecting Danka’s outstanding shares.

•	Benefits under the Purchase Plan will not be pensionable.

•
If rights granted under the Purchase Plan terminate without being exercised, the American depositary shares or ordinary shares not purchased under such rights will again become available under the Purchase Plan.

Anti-dilution adjustments under terms of convertible participating shares

The issuance of new shares pursuant to the Purchase Plan for less than their fair market value will trigger the anti-dilution conversion price adjustment provisions of our convertible participating shares. The amount of the adjustment to the conversion price will depend on the number of new shares issued under the Purchase Plan. We are unable to predict how many new shares will be issued pursuant to the Purchase Plan. Therefore, we are unable to predict what effect the issue of new shares pursuant to the Purchase Plan will have on the conversion price, although we believe that the effect should not be significant.

Accounting treatment

The Purchase Plan will qualify as a non-compensatory plan for the purposes of United States generally accepted accounting principles (GAAP) and, therefore, there should be no charge to Danka’s earnings expressed in accordance with U.S. GAAP as a result of the issue of new shares under the Purchase Plan at a discount to fair market value.

Both the issue of new shares and the issue of shares acquired in the market to participants under the Purchase Plan at a discount to fair market value will be charged to Danka’s profit and loss account prepared in accordance with United Kingdom GAAP. The amount of the charge in respect of new shares issued will be equal to the amount of the discount to fair market value on the commencement date of the relevant offering period. The amount of the charge in respect of shares acquired in the market will be equal to the difference between the cost of those shares and their fair market value less the discount on the commencement date of the relevant offering period to participating employees (if the cost of the shares is in excess of the fair market value less the discount, income will be recorded to the extent of the difference).

U.S. federal income tax information

The following description of the United States income tax consequences of the issuance and exercise of awards under the Purchase Plan to United States persons and Danka is being provided in this proxy statement for the purposes of United States securities law requirements.

The rights to purchase American depositary shares or ordinary shares granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

A participant in the Purchase Plan will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Otherwise, no income will be taxable to a participant until the participant disposes of the shares that the participant has purchased under the Purchase Plan.

The method of taxation on disposition will depend upon the period that the participant holds the shares. If the shares are disposed of at least two years after the beginning of the offering period during which they were acquired and at least one year after the stock is transferred to the participant (a “qualifying disposition”), then the lesser of:

(a)  the excess of the fair market value of the shares at the time of the disposition over the participant’s purchase price; and

(b)  15% of the fair market value of the shares as of the date of commencement of the offering period will be treated as ordinary income of the participant.

Any further gain or any loss will be taxed as a capital gain or loss. Capital gains currently are generally subject to lower tax rates than ordinary income.

If the shares are sold or disposed of before the expiration of either of the holding periods described above (a “disqualifying disposition”), then the excess of the fair market value of the stock on the actual date of purchase by the participant over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the shares are later disposed of for less than their fair market value on the purchase date, the same amount of ordinary income will be attributed to the participant, and a capital loss will be recognizable equal to the difference between the sales price and the fair market value of the stock on the purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to Danka by reason of the grant or exercise of rights under the Purchase Plan. Danka will generally be entitled to a deduction to the extent amounts are taxed as ordinary income to a participant on a disqualifying disposition, but Danka will not be entitled to a deduction in respect of participants who make qualifying dispositions.

The United States income tax consequences of participation in the Purchase Plan are complex and the above description is general in nature. The above description does not purport to be complete and is subject to changes in the United States income tax laws.

Certain U.K. tax information

In the event that participation in the Purchase Plan were extended to Danka’s United Kingdom employees, Danka would be required to pay employer’s national insurance contributions (currently charged at a rate of 11.9%) on the amount of the discount to fair market value (as prevailing at the time of exercise of the purchase right) at which shares are acquired under the Purchase Plan by participating United Kingdom employees.

In addition, the amount of the discount would constitute taxable income of the United Kingdom participating employees at the time of acquisition of the shares under the Purchase Plan and Danka would be required to account for such tax under the pay as you earn (PAYE) system.

Danka or one of its subsidiaries will pay any United Kingdom stamp duty arising on market purchases of ordinary shares pursuant to the Purchase Plan and any United Kingdom stamp duty reserve taxes arising on the deposit of ordinary shares with the depositary of Danka’s American depositary share program in connection with the issue of new American depositary shares pursuant to the Purchase Plan.

The above description is general in nature. It does not purport to be complete and is subject to changes in United Kingdom tax laws.

*    *    *

The resolution provides that we may establish additional purchase plans based on the Purchase Plan and which vary the rules of the Purchase Plan to take account of local tax, exchange control or securities laws or regulations. The shares purchased under any such further plans will count against the limits on individual and overall participation contained in the Purchase Plan.

Our board of directors reserve the right up to the time of the extraordinary general meeting to make such amendments and additions as they may consider necessary or desirable to the Purchase Plan, provided that such amendments and additions do not conflict in any material respect with the summary set out above.

A copy of the Purchase Plan is available at our registered office for inspection during normal working hours and will be available for inspection at the place of the extraordinary general meeting during the meeting and for at least fifteen (15) minutes prior to the meeting.

To accomplish the foregoing, our board of directors proposes adoption of the following resolution:

THAT:

(a)  the Danka Section 423 Employee Stock Purchase Plan (the “Purchase Plan”) for certain employees of the Company and its subsidiaries, materially in such form as described in the Company Proxy Statement for the extraordinary general meeting, and in such final form as provided by the Chairman to the meeting be and is hereby approved and the Board of Directors be and is hereby authorized to do all such acts and things as may be necessary to carry the same into effect; and

(b)  the Board of Directors be and is hereby authorized to establish further incentive plans based on the Purchase Plan but modified to take account of local tax, exchange control or securities laws, provided that any awards made under such further plans are treated as counting against any limits on individual or overall plan participation under the Purchase Plan.

Our board of directors has unanimously approved the proposed resolution and recommends that you vote “FOR” its adoption. An affirmative vote of a majority of the votes cast at the meeting will be required for adoption of the proposed resolution.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth, as of March 1, 2002, information as to the beneficial ownership of our ordinary shares by:

•	each person known to us as having beneficial ownership of more than five percent (5%) of our equity securities;

•	each director;

•	each “named executive officer” as defined in Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934; and

•	all of our directors and executive officers as a group.

Name of Beneficial Owner(1)	Shares Beneficially Owned As of March 1 2002(2)
	Number of Ordinary Shares(11)	ADS Equivalent	Percent(11)
Holdings of greater than 5 percent
Cypress Associates II LLC(3)	74,125,761	18,531,440	23.0%

Holdings by Directors, Named Executive Officers and all Directors and Executive Officers as a Group
P. Lang Lowrey III(4)	1,402,932	350,733	*
Brian L. Merriman(5)	3,629,388	907,347	1.4%
Michael B. Gifford	16,000	4,000	*
Kevin C. Daly	—	—	*
Richard M. Haddrill	—	—	*
Richard F. Levy	80,000	20,000	*
W. Andrew McKenna	—	—	*
J. Ernest Riddle	20,000	5,000	*
James L. Singleton(6)	74,165,761	18,541,440	23.0%
C. Anthony Wainwright	17,500	4,375	*
F. Mark Wolfinger(7)	2,340,440	585,110	*
Kevin J. Dean(8)	312,668	78,167	*
Ernest R. Miller(9)	12,108	3,027	*
Larry K. Switzer(10)	6,357,364	1,589,341	2.5%
David P. Berg	36,620	9,155	*
All directors and executive officers as a group (24 persons)	89,559,220	22,399,805	26.6%

*	Represents less than one percent (1%) of the share capital.
(1)	Except for Messrs. Wolfinger, Dean, Miller, Switzer, and Berg, all of the listed individuals are currently directors. Messrs. Lowrey, Merriman, Wolfinger and Dean are executive officers.
(2)	Except as otherwise indicated, all ordinary shares of American depositary shares are held of record with sole voting and investment power.
(3)	Consists of:
•	218,551 convertible participating shares which are convertible into 70,451,226 ordinary shares, beneficially owned by Cypress Merchant Banking Partners II L.P.;
•	9,291 convertible participating shares which are convertible into 2,995,009 ordinary shares, beneficially owned by Cypress Merchant Banking II C.V.; and
•	2,108 convertible participating shares which are convertible into 679,526 ordinary shares, beneficially owned by 55th Street Partners II L.P.

Cypress Associates II LLC, as well as James A. Stern, Jeffrey P. Hughes, James L. Singleton and David P. Spalding (each a “Managing Member” of Cypress Associates II LLC), may be deemed to beneficially own these shares. However, each of Cypress Associates II LLC and each Managing Member disclaims beneficial ownership. The principal business and office address of Cypress Associates II LLC and the Managing Members is 65 East 55th Street, New York, NY 10022. The share and percentage ownership figures are calculated at the conversion rate as of March 1, 2002 of 322.356 ordinary shares for each convertible participating share.

(4)	Includes options held by Mr. Lowrey to purchase 333,333 American depositary shares, equivalent to 1,333,332 ordinary shares, all of which are currently exercisable.
(5)	Includes options held by Mr. Merriman to purchase 750,000 American depositary shares, equivalent to 3,000,000 ordinary shares, all of which are currently exercisable.
(6)	Consists of:
• 40,000 shares owned individually by James L. Singleton
• 74,125,761 ordinary shares beneficially owned by affiliates of Cypress Associates II LLC. Mr. Singleton is Vice Chairman of The Cypress Group LLC. See note 3 above. Mr. Singleton disclaims beneficial ownership of such shares.
(7)	Includes options held by Mr. Wolfinger to purchase 580,667 American depositary shares, equivalent to 2,322,668 ordinary shares, all of which are currently exercisable.
(8)	Includes options held by Mr. Dean to purchase 66,667 American depositary shares, equivalent to 266,668 ordinary shares, all of which are currently exercisable.
(9)	Mr. Miller resigned as an executive officer effective June 29, 2001. The disclosure of Mr. Miller’s stock ownership is based on the most recent information known to us.
(10)	Mr. Switzer resigned as a director and as chief executive officer effective October 12, 2000. The disclosure of Mr. Switzer’s stock ownership is based on the most recent information known to us.

(11)
At March 1, 2002 a total of 248,084,622 ordinary shares were outstanding. Pursuant to the rules of the Securities and Exchange Commission, ordinary shares or American depositary shares that a person has a right to acquire within 60 days of the date hereof pursuant to the exercise of stock options or the conversion of our convertible participating shares, are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

On March 1, 2002, The Bank of New York, as depositary for our American depositary share program, held 215,262,156 ordinary shares representing approximately 87% of our ordinary shares in issue.

NO DISSENTERS’ OR APPRAISAL RIGHTS

Ordinary shareholders, convertible participating shareholders and holders of American depositary shares do not have any rights of appraisal or similar rights of dissenters, regardless of whether they vote for or against the resolution being proposed at the extraordinary general meeting.

SHAREHOLDERS PROPOSALS FOR
PRESENTATION AT OUR 2002 ANNUAL GENERAL MEETING

If an ordinary shareholder, convertible participating shareholder or a holder of American depositary shares desires to present a proposal for action at the annual general meeting to be held in 2002, and the proposal conforms to the rules and regulations of the Securities and Exchange Commission and is in accordance with other U.S. federal laws, we must have received the proposal by May 14, 2002 to be included in our proxy statement and proxy for the 2002 annual general meeting. This requirement is without prejudice to the rights under the United Kingdom Companies Act of ordinary shareholders and convertible participating shareholders to propose resolutions that may properly be considered at the 2002 annual general meeting.

OTHER BUSINESS

Except as set out in this proxy statement, our board is not aware of any matters that will be presented for consideration at the extraordinary general meeting. If any other matters are properly brought before the extraordinary general meeting including by means of amendment to any resolution, the person named in any proxy submitted by a shareholder may vote as to any such matter as he or she deems fit.

By	order of the Board of Directors

DA	NKA BUSINESS SYSTEMS PLC

Pau	l G. Dumond,
Company Secretary

Dated:  March 12, 2002

DANKA BUSINESS SYSTEMS PLC

Extraordinary General Meeting—Proxy Form

Ordinary Shareholders

I/We: (full name(s) in block capital letters please)
of
(address)

being (a) member(s) of the above-mentioned Company, hereby appoint the Chairman of the Extraordinary General Meeting/or                                                                                                            as my/our proxy to vote for me/us on my/our behalf at the Extraordinary General Meeting of Danka Business Systems PLC (“Danka”) to be held at the Meridian Grosvenor House, 86-90 Park Lane, London W1K 7TN England at 11 a.m. London time on 28 March 2002 and at any adjournment thereof. Unless otherwise instructed, the proxy may vote as he thinks fit or abstain from voting in respect of any other business (including amendments to resolutions) which may properly come before the Extraordinary General Meeting.

I/We request such proxy to vote on the following resolution as indicated below:

Please indicate with an “X” in the appropriate box how you wish the proxy to vote. In the absence of any instruction, the proxy will vote or abstain as he thinks fit.	For	Against

To approve the Danka Section 423 Employee Stock Purchase Plan

Dated:	2002

Signed:

Notes:
1.
To be effective this form must be deposited with Danka’s Registrars, Computershare Investor Services PLC, P.O. Box 1075, Bristol BS99 3FA England not later than 11 a.m. London time on 26 March 2002, together with any power of attorney or other authority (if any) under which it is signed or a notarially certified copy thereof or a copy certified in accordance with the Powers of Attorney Act 1971.

2.	Members who are not resident in the United Kingdom will need to attach appropriate postage to the reverse of this card in order to ensure that their form is received in time.
3.	Where the member is a corporation, this form must be executed under seal or by an officer or attorney duly authorised by the corporation.
4.
In the case of joint holders, any joint holder can sign and submit a proxy form but where more than one joint holder does so, the form submitted by the senior will be accepted to the exclusion of the others, seniority being determined for these purposes by the order in which the names stand on the Register in respect of each share.

5.
A member may appoint one or more proxy(ies) of his own choice in which case the words “the Chairman of the Extraordinary General Meeting/or” should be deleted, and the name(s) of the person(s) appointed as proxy(ies) should be inserted in the space provided. A proxy need not be a member of Danka.

6.	Deposit of an instrument of proxy does not preclude a member from attending and voting in person at the meeting or any adjournment thereof.

DANKA BUSINESS SYSTEMS PLC

Extraordinary General Meeting—Proxy Form

6.50% Senior Convertible Participating Shareholders

I/We: (full name(s) in block capital letters please)
of
(address)

being (a) member(s) of the above-mentioned Company, hereby appoint the Chairman of the Extraordinary General Meeting/or                                                                                                            as my/our proxy to vote for me/us on my/our behalf at the Extraordinary General Meeting of Danka Business Systems PLC (“Danka”) to be held at the Meridian Grosvenor House, 86-90 Park Lane, London W1K 7TN England at 11 a.m. London time on 28 March 2002 and at any adjournment thereof. Unless otherwise instructed, the proxy may vote as he thinks fit or abstain from voting in respect of any other business (including amendments to resolutions) which may properly come before the Extraordinary General Meeting.

I/We request such proxy to vote on the following resolution as indicated below:

Please indicate with an “X” in the appropriate box how you wish the proxy to vote. In the absence of any instruction, the proxy will vote or abstain as he thinks fit.	For	Against

To approve the Danka Section 423 Employee Stock Purchase Plan

Dated:	2002

Signed:

Notes:
1.
To be effective this form must be deposited with Danka at its registered office, 107 Hammersmith Road, London W14 0QH England not later than 11 a.m. London time on 26 March 2002, together with any power of attorney or other authority (if any) under which it is signed or a notarially certified copy thereof or a copy certified in accordance with the Powers of Attorney Act 1971.

2.	Where the member is a corporation, this form must be executed under seal or by an officer or attorney duly authorised by the corporation.
3.
In the case of joint holders, any joint holder can sign and submit a proxy form but where more than one joint holder does so, the form submitted by the senior will be accepted to the exclusion of the others, seniority being determined for these purposes by the order in which the names stand on the Register in respect of each share.

4.
A member may appoint one or more proxy(ies) of his own choice in which case the words “the Chairman of the Extraordinary General Meeting/or” should be deleted, and the name(s) of the person(s) appointed as proxy(ies) should be inserted in the space provided. A proxy need not be a member of Danka.

5.	Deposit of an instrument of proxy does not preclude a member from attending and voting in person at the meeting or any adjournment thereof.

DANKA BUSINESS SYSTEMS PLC

Instructions to THE BANK OF NEW YORK, as Depositary
(Must be received by 5:00 P.M. Eastern Time on March 21, 2002)

The undersigned Owner of American Depositary Receipts hereby requests and instructs The Bank of New York, as Depositary, to endeavor, insofar as practicable, to vote or cause to be voted the Deposited Securities represented by such Receipts registered in the name of the undersigned on the books of the Depositary as of the close of business on March 1, 2002 at the Extraordinary General Meeting of Danka Business Systems PLC to be held in London, England, on March 28, 2002 in respect of the resolutions specified in the Notice of the Extraordinary General Meeting.

NOTE:
Instructions as to voting on the specified resolutions should be indicated by an “X” in the appropriate box. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities other than in accordance with such instructions. If the Depositary does not receive instructions from the Owner of American Depositary Receipts, the Depositary shall give discretionary proxy for the shares evidenced by such Receipt to a person designated by the Issuer.

DANKA BUSINESS SYSTEMS P.O. BOX 11484 NEW YORK, N.Y. 10203-0484

(Continued and to be dated and signed on the reverse side.)

[Reverse]

RESOLUTION	FOR	AGAINST

To approve the Danka Section 423 Employee Stock Purchase Plan

Mark box at right if an address change or comment has been noted  ☐
on the reverse side of this card.

The Voting Instructions must be signed by the person in whose name the relevant Receipt is registered on the books of the Depositary. In the case of a Corporation, the Voting Instructions must be executed by a duly authorized Officer or Attorney. In the case of joint holders, the signature of any one will suffice.

Dated ________________________________________________ , 2002

______________________________________________________ Signature

Please mark, sign, date and return the voting instruction card promptly using the enclosed envelope.	Votes MUST be indicated (x) in black or blue ink.